Exhibit 99.1

iGATE Announces Offering of Senior Notes

BRIDGEWATER, NJ, March 14, 2014 - iGATE Corporation (Nasdaq: IGTE) (“iGATE”) announced today that it intends to offer (the “Offering”), subject to market and other customary conditions, $325 million in aggregate principal amount of senior notes due 2019 (the “Notes”). The Notes will be the senior obligations of iGATE and will be guaranteed by certain of iGATE’s existing and future wholly-owned U.S. subsidiaries. iGATE intends to use the net proceeds of the Offering, together with cash, the proceeds from its 2013 term loan and a draw on its revolving credit facility, to redeem its $770 million 9.0% senior notes due 2016.

The Notes and the related guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and does not constitute an offer to sell the Notes, nor a solicitation for an offer to purchase the Notes, nor shall there be any sales of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements:

Statements contained in this press release regarding the Offering and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect,” “potential,” “believes,” “anticipates,” “plans,” “intends” and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission (the “SEC”), or in iGATE communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls are subject to known and unknown risks, uncertainties and contingencies. Forward-looking statements in the press release include, without limitation, iGATE’s beliefs, expectations, intentions and/or plans regarding future events, including iGATE’s plans to conduct the Offering and to pay related fees and expenses, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others difficulties, delays, unexpected costs or the inability of iGATE to consummate the Offering of the Notes and the related guarantees; the satisfaction of the closing conditions to the transaction, including the receipt of regulatory approvals; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Additional risks relating to iGATE are set forth in iGATE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as iGATE’s other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to iGATE and it assumes no obligation to update these statements as circumstances change.

Additional U.S.-Related Information

The information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of iGATE Corporation or any of its respective subsidiaries or affiliates. Shareholders should read any other filings made by iGATE Corporation with the SEC in connection with the proposed Offering, as they will contain important information. Those documents, when filed, as well as iGATE Corporation’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at iGATE Corporation’s website at www.igate.com.

About iGATE

iGATE Corporation  provides integrated technology and operations (iTOPS) solutions by leveraging its proven capabilities across consulting, technology and business process outsourcing, and product and engineering solutions. Armed with over three decades of IT Services experience and powered by over 30,000 experts, iGATE’s multi-location global organization has consistently delivered effective solutions to over 300 companies including many Fortune 1000 clients spanning verticals such as: banking and financial services; insurance; healthcare and life sciences; manufacturing; retail and CPG; media and entertainment; energy and utilities; and independent software vendors. Please visit http://www.igate.com for more information.

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Media Contact:	Investor Contact:

Prabhanjan Deshpande “PD”	Salil Ravindran

+91 80 4104 5006	+1 510 298 8400

pd@igate.com	salil.ravindran@igate.com

India	North America	Europe

Sushmita Sarkar Adfactors PR +91 9820661186 Sushmita.sarkar@adfactorspr.com	Anu Kher Gutenberg Communications +1 (646) 775-6301 Anu@gutenbergpr.com Meagan Ostrowski Gutenberg Communications +1 (212) 810-4394 Meagan@gutenbergpr.com	Radha Ahlstrom-Vij Gutenberg Communications +44-75-8424-1132 Radha@gutenbergpr.com